Exhibit 8.1



                        SIDLEY AUSTIN BROWN & WOOD LLP

 BEIJING                     787 SEVENTH AVENUE                   LOS ANGELES
  ----                    NEW YORK, NEW YORK 10019                    ----
BRUSSELS                  TELEPHONE 212 839 5300                    NEW YORK
  ----                     FACSIMILE 212 839 5599                     ----
 CHICAGO                       www.sidley.com                    SAN FRANCISCO
  ----                                                                ----
 DALLAS                        FOUNDED 1866                         SHANGHAI
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 GENEVA                                                            SINGAPORE
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HONG KONG                                                             TOKYO
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 LONDON                                                      WASHINGTON, D.C.





                                October 7, 2004


Preferred Investment Solutions Corp.,
  as Managing Owner of World Monitor Trust III
Two American Lane
Greenwich, Connecticut 06830


               Re:   World Monitor Trust III
                     Registration Statement on Form S-1
                     ----------------------------------

Dear Sir or Madam:

          We have acted as your counsel in connection with the preparation and filing with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, of the Registration Statement on Form S-1, to be filed with the SEC on or about October 7, 2004 (the "Registration Statement"), of World Monitor Trust III (the "Fund"), a Delaware statutory trust organized on September 28, 2004.

          We have reviewed such data, documents, questions of law and fact and other matters as we have deemed pertinent for the purpose of this opinion. Based upon the foregoing, we hereby confirm our opinion that the description set forth under the caption "Federal Income Tax Consequences" in the Prospectus constituting a part of the Registration Statement correctly describes (subject to the uncertainties referred to therein) the material aspects of the United States federal income tax treatment to a United States individual taxpayer, as of the date hereof, of an investment in the Fund.

                                        Very truly yours,

                                        /s/  Sidley Austin Brown & Wood LLP